EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Jurisdiction of
Name of Subsidiary                                                 Organization
------------------                                               ---------------
SCA Tax Exempt Trust                                                 Maryland
MuniMae TEI Holdings, LLC                                            Maryland
MuniMae TE Bond Subsidiary, LLC                                      Maryland
MMA Credit Enhancement I, LLC                                        Maryland
Municipal Mortgage Investments, LLC                                  Maryland
Municipal Mortgage Investments II, LLC                               Maryland
MMA Taxable Holdings, LLC                                            Maryland
MuniMae Midland, LLC (formerly MuniMae Operating, LLC)               Maryland
MuniMae Structured Finance, LLC                                      Maryland
MuniMae Midland Construction Finance, LLC (formerly MMA
   Taxable Structured Finance, LLC)                                  Maryland
MuniMae Investment Services Corporation                              Maryland
Midland Financial Holdings, Inc.                                     Florida
Midland Mortgage Investment Corporation                              Florida
Midland Capital Corporation                                          Michigan
Midland Advisory Services, Inc.                                      Michigan
Midland Securities Corporation                                       Florida
Midland Realty Investment Corporation                                Florida
Midland Equity Corporation                                           Florida
MuniMae Portfolio Services, LLC (formerly Municipal
   Mortgage Servicing, LLC)                                          Maryland
MMACap, LLC                                                          Delaware
Municipal Mortgage & Equity, LLC Employee
   Compensation Trust                                                Delaware
MMA Servicing, LLC                                                   Maryland
Whitehawk Municipal Finance, LLC                                     Delaware
Midland Special Partners Corporation                                 Washington
Midland Special Limited Partner, Inc.                                Florida
Affordable Property Holdings, LLC                                    Michigan
Midland Middle Tier I, LP                                            Delaware
FM Sponsor I, LLC                                                    Maryland
Whitehawk Capital Fund IV, LLC                                       Maryland



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